Exhibit 21

SUBSIDIARIES OF REGISTRANT

The Company has the following wholly owned subsidiaries as of December 31, 2016:

Global Medical REIT L.P.
Global Medical REIT GP LLC
GMR Omaha LLC
GMR Asheville LLC
GMR Pittsburgh LLC
GMR Memphis LLC
GMR Memphis Exeter, LLC
GMR Plano LLC
GMR Melbourne LLC
GMR Westland LLC
GMR Reading LLC
GMR East Orange LLC
GMR Watertown LLC
GMR Sandusky LLC
GMR Carson City LLC
GMR Ellijay LLC
GMR Mesa LLC
GMR Altoona LLC
GMR Mechanicsburg LLC
GMR Lewisburg LLC
GMR Cape Coral LLC
GMR Las Cruces LLC
GMR Prescott LLC
GMR Clermont LLC